EXABYTE CORPORATION
NONSTATUTORY STOCK OPTION
AGREEMENT

Tom Ward, Optionee:

     Exabyte Corporation (the "Corporation") has this day granted to you, the Optionee named above, an option to purchase shares of the common stock of the Corporation ("Common Stock"). This option is not intended to qualify as and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The terms and conditions of Options granted pursuant to this Nonstatutory Stock Option Agreement are as follows:

1.     Definitions. As used herein, the following definitions shall apply:

     (a)     "Act" shall mean the Securities Act of 1933, as amended.

     (b)     "Affiliate" shall mean any Parent or Subsidiary, whether now or hereafter existing.

     (c)     "Board" shall mean the Board of Directors of the Corporation.

     (d)     "Continuous Status as an Employee or Director" shall mean the absence of any interruption or termination of service as an Employee or Director, as applicable. Continuous Status as an Employee or Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Plan Administrator.

     (e)     "Date of Grant" shall mean the date that the stockholders of the Corporation approve this Nonstatutory Stock Option Agreement.

     (f)     "Director" shall mean a member of the Board of Directors.

     (g)     "Employee" shall mean any person employed by the Corporation or by any Affiliate of the Corporation. The payment of a director's fee by the Corporation shall not be sufficient to constitute "employment" by the Corporation.

     (h)     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (i)     "Fair Market Value" shall mean, as of any date, the value of the Common Stock of the Corporation determined as follows:

          (1)     If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on (i) the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable, or (ii) if the day of determination is not a trading day, then the trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable.

          (2)     In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (j)     "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

     (k)     "Option" shall mean a Stock Option granted pursuant to this Nonstatutory Stock Option Agreement.

     (l)     "Optioned Stock" shall mean the Stock subject to an Option.

     (m)     "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (n)     "Share" shall mean a share of the Stock, as adjusted in accordance with Section 7 of this Nonstatutory Stock Option Agreement.

     (o)     "Stock"     shall mean the Common Stock of the Corporation.

     (p)     "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.     Administration of Nonstatutory Stock Option Agreement.

     (a)     Plan Administrator. The Nonqualified Stock Option Agreement shall be administered by the Board, unless and until such time as the Board delegates the administration of the Nonqualified Stock Option Agreement to a committee, which shall be appointed by and shall serve at the pleasure of the Board (the "Plan Administrator"). The Plan Administrator shall consist of a committee of two or more directors of the Company, all of whom qualify as "non-employee directors" within the meaning of Rule 16b-3, promulgated by the Securities Exchange Commission under the Exchange Act, together with any successor rule, as in effect from time to time. The Plan Administrator shall consist of a committee of two or more directors of the Company, all of whom qualify as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time. The Board may from time to time remove members from or add members to any such committee; fill vacancies on the committee, howsoever caused; and otherwise increase or decrease the number of members of such committee, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Nonqualified Stock Option Agreement and to satisfy such conditions of Rule 16b-3 or Section 162(m) of the Code as then in effect.

     (b)     Powers of the Plan Administrator. Subject to the provisions of this Nonstatutory Stock Option Agreement, the Plan Administrator shall have the authority, in its discretion: (i) to grant this Nonstatutory Stock Option; (ii) to determine the exercise price per share of this Option, which exercise price shall be determined in accordance with Section 4 of this Nonstatutory Stock Option Agreement; (iii) to determine the number of Shares to be represented by this Option; (iv) to interpret this Nonstatutory Stock Option Agreement; (iv) to determine the terms and provisions of this Nonstatutory Stock Option Agreement and, with the consent of the holder thereof, modify, terminate or amend the Option provided, however, that the Plan Administrator shall not have the power to lower the Option price except pursuant to the terms of Section 7 of this Nonstatutory Stock Option Agreement; (v) to accelerate or defer (with the consent of the Optionee) the exercise date of this Option; (vi) to authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of this Option; and (vii) to make all other determinations deemed necessary or advisable for the administration of this Nonstatutory Stock Option Agreement.

3.     Shares Subject to this Nonstatutory Stock Option Agreement. The total number of shares subject to and reserved under this Nonstatutory Stock Option Agreement is 7,000,000 shares of Stock of $0.001 par value of the Corporation. Subject to adjustment under Section 7, no individual shall be eligible to be granted Options covering more than 7,000,000 shares of Stock during any calendar year. As the Board shall determine in its discretion, the Shares may be in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Corporation.

4.     Prices for Options.

     (a)     Generally. The per share exercise price for the Shares to be issued pursuant to exercise of the Options granted hereunder shall be the the Fair Market Value on the date such Options are approved by the stockholders of the Corporation. Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of the Stockholders, neither the Board nor the Plan Administrator shall reduce the exercise price of the Option.

     (b)     Payment. Payment of the exercise price per share is due in full in cash (including check) upon exercise of all or any part of each installment which has become exercisable by Optionee. Notwithstanding the foregoing, this Option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Corporation prior to the issuance of Common Stock.

5.     Option Provisions.

     This Nonstatutory Stock Option Agreement is subject to the approval of the Corporation's stockholders. Options granted hereunder are granted in consideration for the Optionee's future services as President and/or Chief Executive Officer. No other office shall be eligible for Options under this plan. Notwithstanding the foregoing, this Nonstatutory Stock Option Agreement is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on Optionee's part to continue in the employ of the Corporation, or of the Corporation to continue Optionee's employment with the Corporation.

     (a)     Exercise of Option.

          (i)     The shares subject to the Nonstatutory Stock Option, as set forth in Section 3 above, shall vest as follows:

               (1)     3,000,000 shares shall vest at the rate of 2% (or 60,000 shares) as of the 3rd day of each month following June 3, 2002, until December 30, 2005, at which time any remaining unvested options pursuant to this subsection (1) will be deemed to be fully vested. Notwithstanding anything in this subsection (1), vesting on these 3,000,000 shares will cease immediately upon the termination of Optionee's Continuous Status as an Employee or Director for any reason.

               (2)     4,000,000 shares shall fully vest as to 100% of the shares herein on June 5, 2007, provided however, that vesting on these 4,000,000 shares will cease immediately upon the termination of Optionee's Continuous Status as an Employee or Director for any reason. Notwithstanding anything in this subsection (2), vesting of these 4,000,000 shares shall accelerate as follows:

                              --     at such time as the Corporation's stock price, as listed and reported on the Nasdaq National Market, meets or exceeds a closing sale price of $2.00 for thirty (30) consecutive trading days, 25% of the shares set forth in this subsection (2) shall immediately vest, so long as Optionee is employed by the
                                     Corporation at such time;

                              --     at such time as the Corporation's stock price meets or exceeds a closing sale price of $4.00 for thirty
                                      (30) consecutive trading days, 25% of the shares set forth in this subsection (2) shall immediately vest, so long as Optionee is employed by the Corporation at such time;

                              --     at such time as the Corporation's stock price meets or exceeds a closing sale price of $5.00 for thirty
                                      (30) consecutive trading days, 25% of the shares set forth in this subsection (2) shall immediately vest, so long as Optionee is employed by the Corporation at such time; and

                              --     at such time as the Corporation's stock price meets or exceeds a closing sale price of $6.00 for thirty
                                      (30) consecutive trading days, 25% of the shares set forth in this subsection (2) shall immediately vest, so long as Optionee is employed by the Corporation at such time.

          (ii)     This Option may not be exercised for a fraction of a Share.

          (iii)     This Option shall be deemed to be exercised when written notice of such exercise has been given to the Corporation in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Corporation. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 4 of this Nonstatutory Stock Option Agreement. Until the issuance (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation) of the Stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights of a Stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock certificate is issued, except as provided in Section 7 of this Nonstatutory Stock Option Agreement.

          (iv)     Exercise of this Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of this Nonstatutory Stock Option Agreement and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (v)     Except as otherwise specifically provided herein, this Option may not be exercised at any time unless the holder thereof shall have maintained Continuous Status as an Employee or Director of the Corporation or of one or more of its Affiliates, from the date of commencement of thisOption, as set forth in Section (b)(i) below, to the date of its exercise.

          (vi)     This Option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Corporation) together with the exercise price to the Secretary of the Corporation, or to such other person as the Corporation may designate, during regular business hours, together with such additional documents as the Corporation may then require pursuant to this Nonstatutory Stock Option Agreement.

          (vii)     Notwithstanding anything to the contrary contained herein, this Option may not be exercised unless the shares issuable upon exercise of the Option are then registered under the Act, or, if such shares are not then so registered, the Corporation has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

          (viii)     Optionee will notify the Corporation in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this Option that occurs within two (2) years after the date of grant or within one (1) year after such shares of Common Stock are transferred upon exercise of the Option.

     (b)     Termination of Employment.

          (i)     Unless sooner terminated as set forth below or in this Nonstatutory Stock Option Agreement, this Option terminates on June 9, 2012. This option shall terminate prior to the expiration of its term as follows: ninety (90) days after the termination of employment with the Corporation or an affiliate of the Corporation for any reason or for no reason unless:

               (1)     such termination of employment is due to Optionee's permanent and total disability (within the meaning of Section 422A(c)(7) of the Code), in which event the Option shall terminate on the earlier of the termination date set forth above or six (6) months following such termination of employment; or

               (2)     such termination of employment is due to Optionee's death, in which event the Option shall terminate on the earlier of the termination date set forth above or six (6) months after Optionee's death; or

               (3)     during any part of such ninety (90) day period the option is not exercisable solely because of the condition set forth in Section 5(a)(vii) above, in which event the Option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of ninety (90) days after the termination of employment; or

               (4)     exercise of the Option within ninety (90) days after termination of Optionee's employment with the Corporation or with an affiliate would result in liability under Section 16(b) of the Securities Exchange Act of 1934, in which case the option will terminate on the earlier of (i) the termination date set forth above; (ii) the tenth (10th) day after the last date upon which exercise would result in such liability; or (iii) six (6) months and ten (10) days after the termination of Optionee's employment with the Corporation or an affiliate. However, this option may be exercised following termination of employment only as to that number of shares which are exercisable on the date of termination of employment under the provisions of Paragraph 5(a)(i) above.

          (ii)     So long as the Optionee shall maintain Continuous Status as an Employee or Director, his Option shall not be affected by any change of duties or position. To the extent that the Optionee was not entitled to exercise his Option at the time of his termination, or insofar as he does not exercise such Option to the extent he was entitled within the time specified herein, the Option shall itself terminate at the time of such termination.

          (iii)     Notwithstanding any provision in this Nonstatutory Stock Option Agreement to the contrary, this Option shall terminate no later than the original expiration date set forth in Section 5(b)(i) above.

6.     Non-Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

7.     Adjustments Upon Changes in Capitalization or Merger.

     (a)     Proportional Adjustments. Subject to any required action by the Stockholders of the Corporation, the number of Shares and price per Share covered by this Option, , shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, the payment of a stock dividend with respect to the stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to this Option.

     (b)     Reorganization. In the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume this Nonstatutory Stock Option Agreement or shall substitute similar Options for those outstanding under this Nonstatutory Stock Option Agreement; (ii) this Option shall continue in full force and effect; or (iii) this Option, provided the Optionee is then performing services as an Employee or Director, will become fully exercisable with respect to all of the Shares subject to the Option prior to the consummation of such proposed action at such time as the Board in its discretion may determine and the Option terminated if not exercised prior to such event. The Board may also in its discretion require that all of the Shares purchased pursuant to the foregoing clause (iii) which would not otherwise be purchasable at such time except by operation of such clause (iii) shall be subject to a repurchase right of the Corporation (or its successor) which repurchase right shall expire at the same (or earlier) times and to the same (or greater) extent as such Shares would have become purchasable under the Option had the Option not become fully exercisable pursuant to clause (iii). For this purpose, the Board may require that the Optionee and the Corporation (or its successor) execute an agreement (in such form as determined by the Board) with respect to such Shares to reflect the Corporation's (or its successor's) repurchase right. If this Option is to be assumed or substituted, then such Option shall be appropriately adjusted to apply to the kind, class and number of securities or other property which would have been issuable to the Optionee in the consummation of such transaction had the Option been exercised immediately prior to such transaction and appropriate adjustments shall also be made to the price payable per share, provided that the aggregate Option price payable thereunder shall remain the same.

8.     Effectiveness of Nonstatutory Stock Option Agreement. The Option granted pursuant to this Nonstatutory Stock Option Agreement shall become effective on the date approved by the stockholders of the Corporation. Such date shall serve as the Date of Grant of the Option granted hereunder.

9.     No Employee Contract. This Nonstatutory Stock Option Agreement shall not confer upon the Optionee any right with respect to employment or the continuation of employment by or the rendition of consulting or director services to the Corporation or any Affiliate of the Corporation, nor shall it interfere in any way with his right or the Corporation's or its Affiliates', or the Stockholders' right to terminate his employment or services as a director at any time.

10.     Withholding.

     (a)     The Corporation may require Optionee to enter an arrangement providing for the payment by Optionee to the Corporation of any tax withholding obligation of the Corporation arising by reason of (1) the exercise of this Option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise.

     (b)     Optionee will notify the Corporation in writing within fifteen (15) days after the date of any dispostion of any of the shares of the Common Stock issued upon exercise of this Option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common stock are transferred upon exercise of this Option.

11.     Termination and Amendment of Nonstatutory Stock Option Agreement.

     (a)     Termination. This Nonstatutory Stock Option Agreement shall terminate on June 2, 2012.

     (b)     Amendment. Except as provided in Section 7(a) relating to adjustments upon changes in Stock, no amendment shall be effective unless approved by the stockholders of the Corporation with respect to the stockholder approval required by Section 4(a) or otherwise to the extent stockholder approval is necessary to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, or to satisfy any Nasdaq or securities exchange listing requirements. The Board may, in its sole discretion, submit any other amendment to this Nonstatutory Stock Option Agreement for stockholder approval, including, but not limited to amendments to this Nonstatutory Stock Option Agreement intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c)     It is expressly contemplated that the Plan Administrator may amend this Nonstatutory Stock Option Agreement in any respect the Plan Administrator deems necessary or advisable to provide the Optionee with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder and/or to bring this Nonstatutory Stock Option Agreement into compliance therewith.

     (d)     Rights and obligations under this Option granted hereunder shall not be altered or impaired by any amendment of this Nonstatutory Stock Option Agreement unless: (i) the Corporation requests the consent of the person to whom the Option was granted; and (ii) such person consents in writing.

12.     Issuance of Shares.

     (a)     The Corporation shall not be required to issue Shares pursuant to the exercise of this Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance; provided, however, that this provision shall not require the Corporation to register under the Securities Act of 1933, as amended, either this Nonstatutory Stock Option Agreement, any Option or any Stock issued or issuable pursuant to such Option.

     (b)     As a condition to the exercise of this Option, the Corporation may impose various conditions, including a requirement that the Optionee represent and warrant, at the time of any such exercise, that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

13.     Reservation of Shares. The Corporation, during the term of this Nonstatutory Stock Option Agreement, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Nonstatutory Stock Option Agreement. The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.     Notice. Any notices provided for in this Nonstatutory Stock Option Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Corporation to Optionee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Optionee at the address specified below or at such other address as Optionee hereafter designate by writeen notice to the Corporation.

15.     Entire Understanding. This Nonstatutory Stock Option Agreement sets forth the entire understanding between the udnersigned Optionee and the Corporation and its affiliates regarding the acquisition of the shares listed herein.

     Dated this 3rd day of June, 2002.

Very truly yours,

By Thomas E. Pardun
Chairman, Compensation Committee
of the Board of Directors
of Exabyte Corporation

The undersigned:

     (a)     Acknowledges receipt of the foregoing option and the understanding that all rights and liabilities with respect to this option are set forth in this Nonstatutory Stock Option Agreement; and

     (b)     Agrees to the terms of this Nonstatutory Stock Option Agreement;

      (c)     Acknowledges receipt of the most recent copy of the Annual Report and Proxy Statement.

Optionee
Address: